UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 2, 2009

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 400, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 1, 2009, Omni Bio Pharmaceutical, Inc. (the “Company”) entered into a License Agreement with Bio Holding, Inc. (“Bio Holding”), to be effective September 28, 2009, pursuant to which the Company obtained an exclusive license to practice, perform, make, use, sell, import and offer to sell products covered by current and future patents and patent applications owned by Bio Holding for the treatment of diabetes (the “Licensed Technology”).  The Company may not sublicense, assign or otherwise transfer its rights in the Licensed Technology without the prior written consent of Bio Holding.  Subject to the terms of the License Agreement, the Company will have a right of first refusal to license any intellectual property owned by Bio Holding that is not part of the License Agreement.  Dr. Leland Shapiro, who is the beneficial owner of approximately 14.4% of the Company’s common stock, is the majority shareholder of Bio Holding.

The Company will pay Bio Holding license fees of $25,000 within sixty (60) days of execution of the License Agreement.  In addition, within thirty (30) days of execution of the License Agreement, the Company will issue to William L. Israel, Jr., a shareholder of Bio Holding, warrants to purchase 650,000 shares of the Company’s common stock at an exercise price of $3.00 per share.  The warrants will expire on September 28, 2014 and will contain a cashless exercise provision.  Such warrants will be issued to Mr. Israel subject to a lock-up agreement that will restrict the sale or transfer of the underlying shares until March 31, 2011.  The warrants will be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Company will pay royalties to Bio Holding of (i) four percent (4%) of the gross revenues from the sale or use of the Licensed Technology and (ii) thirty percent (30%) of the gross revenues from sublicensing of the Licensed Technology.  Pursuant to the terms of the License Agreement, the Company also agreed to enter into, within thirty (30) days of execution of the License Agreement, a sponsored research agreement for $88,000 with the University of Colorado for the benefit of Dr. Leland Shapiro’s laboratory.

The term of the License Agreement will extend to the last expiration date of the patents and patent applications underlying the Licensed Technology.  The License Agreement may be terminated only upon the material breach of the terms and conditions of the License Agreement by the other party, subject to a thirty (30) day cure period.  During the term of the License Agreement, the Company will bear all expenses related to filing, prosecuting and maintaining the patents and patent applications underlying the Licensed Technology, including expenses related to continuation-in-part patent applications and foreign filings.

A copy of the License Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The summary set forth above does not purport to be a complete summary of the License Agreement and is qualified in its entirety by reference to the License Agreement.

Item 3.02                      Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01                      Regulation FD Disclosure.

On October 2, 2009, the Company issued a press release announcing that Dr. Charles Dinarello received the Paul Ehrlich Prize.  A copy of the press release is filed herewith as Exhibit 99.1 and the information contained in the press release is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	License Agreement by and between Bio Holding, Inc. and Omni Bio Pharmaceutical, Inc.

Exhibit 99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

  Date: October 2, 2009

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

(d)  Exhibits.

Exhibit No.	Description

Exhibit 10.1	License Agreement by and between Bio Holding, Inc. and Omni Bio Pharmaceutical, Inc.

Exhibit 99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated October 2, 2009.